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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees of
Eclipse Funds:

We consent to the use of our report dated December 17, 2003, with respect to the financial statements of the Balanced Fund, one of the portfolios comprising Eclipse Funds, as of October 31, 2003, incorporated herein by reference and to the reference to our firm under the heading "Financial Highlights" in the Proxy Statement/Prospectus in this Registration Statement on Form N-14.

/s/ KPMG LLP

Philadelphia, Pennsylvania
October 27, 2004